Exhibit 99.1

REALNETWORKS ANNOUNCES FIRST QUARTER 2012 RESULTS

SEATTLE – May 2, 2012 – RealNetworks, Inc. (Nasdaq: RNWK) today announced results for the first quarter ended March 31, 2012.

Quarterly Summary:

•	Revenue of $67.0 million

•	Net loss of $(17.0) million or $(0.49) per share

•	Adjusted EBITDA of $(7.4) million

•	Cash and short term investments of $167.0 million as of March 31, 2012

•	Closed $120 million sale of patent assets to Intel on April 5, 2012

“In the first quarter, we made progress on our turn-around plan for RealNetworks,” said Thomas Nielsen, President and CEO of RealNetworks. “While it will take a while for financial results to reflect the work we are doing, we are confident that we are on the right path in simplifying our company and developing a strategy for future growth.”

First Quarter Results

For the first quarter of 2012, revenue was $67.0 million, a sequential decrease of 17% from the fourth quarter of 2011, and a decrease of 23% compared with the first quarter of 2011. Revenue trends in each of RealNetworks’ businesses in the first quarter of 2012 compared with the year-earlier quarter were: a 9% decrease in Emerging Products revenue to $10.2 million, a 22% decrease in Core Products revenue to $37.7 million and a 32% decrease in Games revenue to $19.1 million.

Net loss for the first quarter of 2012 was $(17.0) million, or $(0.49) per share, compared with a net loss of $(12.3) million, or $(0.36) per share, in the first quarter of 2011. The loss for the most-recent quarter was affected primarily by the decline in revenue. The loss widened in spite of a decline in restructuring costs to $(1.6) million, compared with $(6.9) million in the first quarter of 2011; a decline in RealNetworks’ share of Rhapsody losses to $(0.4) million in the first quarter of 2012 from $(3.3) million in the first quarter of 2011; and lower tax expense of $(0.2) million, compared with $(3.6) million in the year-ago quarter. The year-ago net loss reflected a $6.4 million insurance reimbursement for legal expenses.

Adjusted EBITDA for the first quarter was $(7.4) million, excluding costs related to the Intel transaction, compared with adjusted EBITDA of $7.5 million for the first quarter of 2011. A reconciliation of GAAP operating income (loss) to adjusted EBITDA is provided in the financial tables that accompany this release.

As of March 31, 2012, RealNetworks had $167.0 million in unrestricted cash, cash equivalents and short-term investments, of which approximately $42.6 million is held in foreign jurisdictions, compared with cash of $185.1 million at Dec. 31, 2011. The $167.0 million at March 31, 2012, does not include the $120.0 million cash proceeds from the sale of patent assets to Intel, which closed on April 5, 2012.

In addition, RealNetworks had $55.8 million in restricted cash and available-for-sale securities as of March 31, 2012, an increase of $8.4 million from Dec. 31, 2011.

Segment Operating Results

	2012	2011	2011
	Q1	Q4	Q1
	(in thousands)
Revenue
Core Products	$37,697	$46,693	$48,107
Emerging Products	10,159	11,974	11,135
Games	19,108	21,552	28,059
Corporate	—	—	—

Total	$66,964	$80,219	$87,301

Operating Income (loss)
Core Products	$1,801	$(10,733)	$7,737
Emerging Products	508	26	(296)
Games	(983)	228	2,711
Corporate	(19,868)	(13,198)	(15,818)

Total	$(18,542)	$(23,677)	$(5,666)

Adjusted EBITDA
Core Products	$4,400	$11,382	$10,260
Emerging Products	754	986	(188)
Games	(324)	883	3,340
Corporate	(12,247)	(9,411)	(5,870)

Total	$(7,417)	$3,840	$7,542

Business Outlook

For the second quarter of 2012, RealNetworks expects revenue of $66 million to $69 million. The company expects revenue from Core Products to increase sequentially and decline year-over-year, and revenue from Emerging Products to be flat sequentially and decline year-over-year. The company expects revenue in Games to decline sequentially and year-over-year. RealNetworks expects to report a second-quarter adjusted EBITDA loss similar to that of the first quarter.

Anticipating significant restructuring activities in 2012, which we expect will include acquisitions and divestitures as well as changes in RealNetworks’ operating segments, RealNetworks is not providing full-year guidance for 2012.

The foregoing forward-looking statements reflect RealNetworks’ expectations as of May 2, 2012. It is not RealNetworks’ general practice to update these forward-looking statements until its next quarterly results announcement.

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Webcast and Conference Call Information

The company will host an audio Webcast conference call to review results and discuss the company’s operations for the first quarter at 5:00 p.m. ET on May 2. The Webcast will be available at: http://investor.realnetworks.com

Webcast participants will need RealPlayer® to hear the webcast, which can be downloaded at www.real.com.

The on-demand Webcast will be available beginning approximately two hours following the conclusion of the live Webcast.

Conference Call Details

5:00 p.m. ET / 2:00 p.m. PT

Dial in:

888-323-9869 Domestic

517-308-9139 International

Passcode: First Quarter Earnings

Leader: Thomas Nielsen

Telephonic replay will be available until 8 p.m. ET, May 16, 2012.

Replay dial in:

800-944-8789 Domestic

402-220-3521 International

For More Information:

Marj Charlier, Investor Relations at RealNetworks, Inc.

206-892-6785 or mcharlier@real.com

Press Only:

Barbara Krause, Krause Taylor Associates for RealNetworks, Inc.

408-981-2429 or barbara@krause-taylor.com.

About RealNetworks:

RealNetworks creates innovative applications and services that make it easy to connect with and enjoy digital media. RealNetworks invented the streaming media category in 1995 and continues to connect consumers with their digital media both directly and through partners, aiming to support every network, device, media type and social network. RealNetworks’ corporate information is located at http://www.realnetworks.com/about-us

About Non-GAAP Financial Measures

To supplement RealNetworks’ condensed consolidated financial statements presented in accordance with GAAP in this press release, the company also discloses certain non-GAAP financial measures, including adjusted EBITDA and adjusted EBITDA by reporting segment, which management believes provide investors with useful information.

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In the financial tables of our earnings press release, RealNetworks has included reconciliations of GAAP operating income (loss) to adjusted EBITDA and to adjusted EBITDA by reporting segment.

The rationale for management’s use of non-GAAP measures is included in the supplementary materials presented with the first quarter earnings materials. Please refer to Exhibit 99.2 (“Information Regarding Non-GAAP Financial Measures”) to the company’s report on Form 8-K, which is being submitted today to the SEC.

Forward-Looking Statements: This press release contains forward-looking statements that involve risks and uncertainties, including statements relating to RealNetworks’ current expectations for revenue, adjusted EBITDA, the development of its strategy for future growth and plans to undertake restructuring activities, including acquisitions and divestitures. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements. Actual results may differ materially from the results predicted. Factors that could cause actual results to differ from the results predicted include: fluctuations in foreign currencies; RealNetworks’ ability to realize operating efficiencies, growth and other benefits from the implementation of its strategic initiatives; the emergence of new entrants and competition in the market for digital media products and services; other competitive risks, including the growth of competing technologies, products and services; the potential outcomes and effects of claims and legal proceedings on RealNetworks’ business, prospects, financial condition or results of operations; risks associated with key customer or strategic relationships, business acquisitions and the introduction of new products and services; changes in consumer and advertising spending in response to disruptions in the global financial markets; and changes in RealNetworks’ effective tax rate. More information about potential risk factors that could affect RealNetworks’ business and financial results is included in RealNetworks’ annual report on Form 10-K for the most recent year ended December 31, its quarterly reports on Form 10-Q and in other reports and documents filed by RealNetworks from time to time with the Securities and Exchange Commission. The preparation of RealNetworks’ financial statements and forward-looking financial guidance requires the company to make estimates and assumptions that affect the reported amount of assets and liabilities and the reported amounts of revenues and expenses during the reported period. Actual results may differ materially from these estimates under different assumptions or conditions. The company assumes no obligation to update any forward-looking statements or information, which are in effect as of their respective dates.

RealNetworks, RealPlayer and GameHouse are trademarks or registered trademarks of RealNetworks, Inc. or its subsidiaries. All other companies or products listed herein are trademarks or registered trademarks of their respective owners.

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RealNetworks, Inc. and Subsidiaries

Condensed Consolidated Statements of Operations

(Unaudited)

	Quarters Ended March 31,
	2012	2011
	(in thousands, except per share data)
Net revenue	$66,964	$87,301
Cost of revenue	27,427	32,066

Gross profit	39,537	55,235

Sale of patents and other technology assets, net of costs (A)	(1,580)	—
Operating expenses:
Research and development	17,818	19,895
Sales and marketing	23,796	28,480
General and administrative	13,276	5,622
Restructuring and other charges	1,609	6,904

Total operating expenses	56,499	60,901

Operating income (loss)	(18,542)	(5,666)

Other income (expenses):
Interest income, net	644	379
Equity in net loss of Rhapsody investment	(368)	(3,281)
Other income (expense), net	1,475	(122)

Total other income (expense), net	1,751	(3,024)

Income (loss) before income taxes	(16,791)	(8,690)
Income tax (expense) benefit	(224)	(3,615)

Net income (loss) attributable to common shareholders	$(17,015)	$(12,305)

Basic net income (loss) per share	$(0.49)	$(0.36)
Diluted net income (loss) per share	$(0.49)	$(0.36)
Shares used to compute basic net income (loss) per share	34,488	34,066
Shares used to compute diluted net income (loss) per share	34,488	34,066

(A)	On April 5, 2012, RealNetworks completed the sale of certain patents and other technology assets to Intel for a cash purchase of $120.0 million. Because the transaction closed subsequent to March 31, 2012, the gain on the transaction will be reflected in our financial statements for the second quarter of 2012. For the first quarter of 2012, $1.6 million of direct costs of the transaction were incurred.

RealNetworks, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(Unaudited)

	March 31, 2012	December 31, 2011
	(in thousands)
ASSETS
Current assets:
Cash and cash equivalents	$83,332	$106,333
Short-term investments	83,681	78,739
Trade accounts receivable, net	40,160	41,165
Deferred costs, current portion	1,338	1,424
Prepaid expenses and other current assets	24,984	21,902

Total current assets	233,495	249,563

Equipment, software, and leasehold improvements, at cost:
Equipment and software	108,173	104,352
Leasehold improvements	26,224	25,947

Total equipment, software, and leasehold improvements	134,397	130,299
Less accumulated depreciation and amortization	95,672	92,825

Net equipment, software, and leasehold improvements	38,725	37,474
Restricted cash equivalents and investments	10,173	10,168
Equity method investments	7,430	7,798
Available for sale securities	45,630	37,204
Other assets	2,960	2,954
Deferred costs, non-current portion	691	843
Deferred tax assets, net, non-current portion	18,320	18,419
Other intangible assets, net	6,177	7,169
Goodwill	6,297	6,198

Total assets	$369,898	$377,790

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$17,935	$17,151
Accrued and other liabilities	58,783	59,194
Deferred revenue, current portion	11,270	11,835
Accrued loss on excess office facilities, current portion	505	596

Total current liabilities	88,493	88,776
Deferred revenue, non-current portion	220	195
Accrued loss on excess office facilities, non-current portion	1,843	2,151
Deferred rent	2,867	2,944
Deferred tax liabilities, net, non-current portion	1,217	1,443
Other long-term liabilities	9,884	10,994

Total liabilities	104,524	106,503

Shareholders’ equity	265,374	271,287

Total liabilities and shareholders’ equity	$369,898	$377,790

RealNetworks, Inc. and Subsidiaries

Condensed Consolidated Statements of Cash Flows

(Unaudited)

	Quarters Ended March 31,
	2012	2011
	(in thousands)
Cash flows from operating activities:
Net income (loss)	$(17,015)	$(12,305)
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Depreciation and amortization	4,118	3,819
Stock-based compensation	2,343	3,453
Equity in net loss of Rhapsody investment	368	3,281
Excess tax benefit from stock option exercises	—	(26)
Deferred income taxes, net	(19)	(161)
Realized translation gain	(1,611)	—
Other	(3)	105
Net change in certain operating assets and liabilities	(5,423)	(3,352)

Net cash provided by (used in) operating activities	(17,242)	(5,186)

Cash flows from investing activities:
Purchases of equipment, software, and leasehold improvements	(2,798)	(1,165)
Purchases of short-term investments	(9,969)	(22,091)
Proceeds from sales and maturities of short-term investments	5,027	38,020

Net cash provided by (used in) investing activities	(7,740)	14,764

Cash flows from financing activities:
Proceeds from issuance of common stock (stock options and stock purchase plan)	675	1,101
Excess tax benefit from stock option exercises	—	26

Net cash provided by (used in) financing activities	675	1,127

Effect of exchange rate changes on cash and cash equivalents	1,306	2,385

Net increase (decrease) in cash and cash equivalents	(23,001)	13,090
Cash and cash equivalents, beginning of period	106,333	236,018

Cash and cash equivalents, end of period	$83,332	$249,108

RealNetworks, Inc. and Subsidiaries

Supplemental Financial Information

(Unaudited)

	2012	2011
	Q1	Q4	Q3	Q2	Q1
		(in thousands)
Net Revenue by Line of Business:
Core Products (A)	$37,697	$46,693	$50,705	$45,735	$48,107
Emerging Products (B)	10,159	11,974	10,764	12,717	11,135
Games (C)	19,108	21,552	22,945	25,300	28,059

Total net revenue	$66,964	$80,219	$84,414	$83,752	$87,301

Core Products Revenue by Product:
SaaS (D)	$23,463	$28,255	$30,381	$30,216	$30,526
Systems Integration / Professional Services (E)	426	771	3,844	388	1,840
Technology Licensing (F)	6,207	9,246	6,250	6,508	6,425
Consumer Subscriptions (G)	7,601	8,421	10,230	8,623	9,316

Total Core Products net revenue	$37,697	$46,693	$50,705	$45,735	$48,107

Net Revenue by Geography:
United States	$31,814	$37,298	$38,969	$41,984	$44,469
Rest of world	35,150	42,921	45,445	41,768	42,832

Total net revenue	$66,964	$80,219	$84,414	$83,752	$87,301

Product Metrics (subscribers and ICM presented as greater than):
Addressable subscribers of mobile operators under contract (H)	725,000	725,000	700,000	775,000	775,000
SaaS subscribers (I)	30,500	30,050	34,000	34,550	35,900
Monthly SaaS ARPU (in cents) (J)	$0.15	$0.19	$0.17	$0.18	$0.18
ICM delivered in billions (K)	166	165	162	157	151
Consumer subscribers (L)	400	425	500	475	500

Net Revenue by Line of Business:

(A)	The Core Products segment primarily includes revenue from SaaS services, system integration and professional services to carriers and mobile handset companies, sales of technology licenses of our software products such as Helix for handsets, consumer subscriptions such as SuperPass and our international radio subscription services.

(B)	The Emerging Products segment primarily includes revenue from RealPlayer and related products, such as the distribution of third party software products, advertising on RealPlayer websites and sales of RealPlayerPlus software licenses to consumers.

(C)	The Games segment primarily includes revenue from sales of games licenses, online games subscription services, advertising on game sites and social network sites, games syndication services, microtransactions from online and social games and sales of mobile games.

Core Products Revenue by Product:

(D)	Software as a Service (SaaS) revenue includes revenue from music on demand (MOD), video on demand (VOD), ringtones, ringback tones (RBT) and intercarrier messaging services provided to network service providers, who are largely mobile phone networks.

(E)	Systems Integrations / Professional Services revenue includes professional services, other than those associated with software sales, provided to mobile carriers and handset manufacturers.

(F)	Technology Licensing includes revenue from sales of software and other intellectual property licenses such as Helix server licenses and Helix software licenses for handsets.

(G)	Consumer Subscriptions includes revenue from SuperPass as well as our international radio subscription services.

Product Metrics:

(H)	Total subscribers reported at the end of the quarter of mobile carriers that offer one or more of our SaaS services, other than intercarrier messaging services, to their customers.

(I)	SaaS subscribers include RBT, MOD and VOD services, measured at the end of the quarter.

(J)	Monthly SaaS ARPU (Average Revenue Per User) is calculated by dividing (a) the total quarterly revenue from SaaS subscription services, including RBT, MOD, VOD, by (b) the number of SaaS subscribers at the end of the quarter, and dividing the resulting quotient by three.

(K)	ICM (Intercarrier message) represents the total number of messages delivered across our messaging platform during the quarter.

(L)	Consumer subscribers primarily includes our SuperPass and GamePass products.

RealNetworks, Inc. and Subsidiaries

Segment Results of Operations

(Unaudited)

	2012	2011
	Q1	Q4	Q1
Core Products
Net revenue	$37,697	$46,693	$48,107
Cost of revenue	17,828	20,867	20,984
Impairment of deferred costs	—	19,329	—

Gross profit	19,869	6,497	27,123
Gross margin	53%	14%	56%
Operating expenses	18,068	17,230	19,386

Operating income (loss)	$1,801	$(10,733)	$7,737
Adjusted EBITDA	$4,400	$11,382	$10,260
Emerging Products
Net revenue	$10,159	$11,974	$11,135
Cost of revenue	2,105	3,448	1,540
Impairment of deferred costs	—	633	—

Gross profit	8,054	7,893	9,595
Gross margin	79%	66%	86%
Operating expenses	7,546	7,867	9,891

Operating income (loss)	$508	$26	$(296)
Adjusted EBITDA	$754	$986	$(188)
Games
Net revenue	$19,108	$21,552	$28,059
Cost of revenue	6,661	6,875	8,534

Gross profit	12,447	14,677	19,525
Gross margin	65%	68%	70%
Operating expenses	13,430	14,449	16,814

Operating income (loss)	$(983)	$228	$2,711
Adjusted EBITDA	$(324)	$883	$3,340
Corporate
Net revenue	$—	$—	$—
Cost of revenue	833	899	1,008

Gross profit	(833)	(899)	(1,008)
Gross margin	N/A	N/A	N/A
Sale of patents and other technology assets, net of costs	1,580	—	—
Operating expenses	17,455	12,299	14,810

Operating income (loss)	$(19,868)	$(13,198)	$(15,818)
Adjusted EBITDA	$(12,247)	$(9,411)	$(5,870)
Total
Net revenue	$66,964	$80,219	$87,301
Cost of revenue	27,427	32,089	32,066
Impairment of deferred costs	—	19,962	—

Gross profit	39,537	28,168	55,235
Gross margin	59%	35%	63%
Sale of patents and other technology assets, net of costs	1,580	—	—
Operating expenses	56,499	51,845	60,901

Operating income (loss)	$(18,542)	$(23,677)	$(5,666)
Adjusted EBITDA	$(7,417)	$3,840	$7,542

RealNetworks, Inc. and Subsidiaries

Reconciliation of segment GAAP operating income (loss) to adjusted EBITDA by reporting segment

(Unaudited)

	2012	2011
	Q1	Q4	Q1
Core Products
Reconciliation of segment GAAP operating income (loss) to adjusted EBITDA by reporting segment:
Operating income (loss)	$1,801	$(10,733)	$7,737
Acquisitions related intangible asset amortization	802	789	474
Depreciation and amortization	1,797	1,997	2,049
Impairment of deferred costs	—	19,329	—

Adjusted EBITDA	$4,400	$11,382	$10,260
Emerging Products
Reconciliation of segment GAAP operating income (loss) to adjusted EBITDA by reporting segment:
Operating income (loss)	$508	$26	$(296)
Acquisitions related intangible asset amortization	79	79	—
Depreciation and amortization	167	248	108
Impairment of deferred costs	—	633	—

Adjusted EBITDA	$754	$986	$(188)
Games
Reconciliation of segment GAAP operating income (loss) to adjusted EBITDA by reporting segment:
Operating income (loss)	$(983)	$228	$2,711
Acquisitions related intangible asset amortization	209	229	254
Depreciation and amortization	450	426	375

Adjusted EBITDA	$(324)	$883	$3,340
Corporate
Reconciliation of segment GAAP operating income (loss) to adjusted EBITDA by reporting segment:
Operating income (loss)	$(19,868)	$(13,198)	$(15,818)
Other income (expense), net	1,475	188	(122)
Depreciation and amortization	614	608	559
Restructuring and other charges	1,609	800	6,904
Stock-based compensation	2,343	2,663	2,607
Sale of patents and other technology assets, net of costs	1,580	—	—
Gain on excess office facilities	—	(472)	—

Adjusted EBITDA	$(12,247)	$(9,411)	$(5,870)
Total
Reconciliation of GAAP operating income (loss) to adjusted EBITDA:
Operating income (loss)	$(18,542)	$(23,677)	$(5,666)
Other income (expense), net	1,475	188	(122)
Acquisitions related intangible asset amortization	1,090	1,097	728
Depreciation and amortization	3,028	3,279	3,091
Gain on excess office facilities	—	(472)	—
Restructuring and other charges	1,609	800	6,904
Stock-based compensation	2,343	2,663	2,607
Impairment of deferred costs	—	19,962	—
Sale of patents and other technology assets, net of costs	1,580	—	—

Adjusted EBITDA	$(7,417)	$3,840	$7,542